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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        Entertainment Properties Trust
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTACTS
Media:                Jon Weis                           (888) EPR-REIT
Shareholders:         MacKenzie Partners, Inc.           (800) 322-2885

             EPR REVEALS THE FACTS REGARDING GOULD AND BRT

            KANSAS CITY, MISSOURI - April 10, 2001 - Entertainment Properties Trust (NYSE: EPR) today sent the following letter to its shareholders:

                                                                  April 10, 2001

Dear Fellow Shareholder:

         Over the last week, you have received materials from Entertainment Properties Trust regarding our upcoming annual meeting, the election of our trustee, and the ratification of our accountants. While the nominating committee of our board unanimously recommends re-electing Mr. Scott Ward to another term as trustee, this nomination has been contested by BRT Realty Trust, which has nominated another candidate.

         EPR takes very seriously communications with our shareholders and knows that your trust is earned through our honest communication and our hard work to generate the best returns we can while building the best company we can. In the course of BRT's communications with you, we believe that they have failed to disclose important facts we think you should know. WE THINK IT IS IMPORTANT TO SET THE RECORD STRAIGHT.

         BRT is not a large, sophisticated real-estate concern and there is little similarity between EPR and BRT. In fact, we are concerned that someone responsible for BRT's record, as exhibited below, is attempting not only to obtain a seat on our board but also to own a larger percentage of our company.


                             ENTERTAINMENT PROPERTIES TRUST               BRT REALTY TRUST
                             -------------------------------------------- ------------------------------------------------
DIVIDEND PAYMENTS            EPR IS COMMITTED TO PAYING A REGULAR         BRT HAS NOT PAID A DIVIDEND IN 10 YEARS.
                             DIVIDEND.  In fact, EPR has consistently     Mr. Gould was chairman and CEO of BRT at
                             raised its dividend in its three years       the time the dividend was stopped and
                             since the IPO and now pays $1.80 per share   remains in those positions today.
                             annually.


MANAGEMENT &                 EPR's management is comprised of              BRT HAS TEN EMPLOYEES, OF WHICH AT LEAST
PROFESSIONALISM              professionals in real estate,                 THREE MEMBERS OF MANAGEMENT ARE MEMBERS
                             entertainment and finance who formed the      OF THE GOULD FAMILY.  Fredric Gould asked
                             company and continue to operate the           EPR's trustees and management to put his
                             company today.                                son on EPR's board, stating that he
                                                                           "needs public company experience."  Of
                                                                           course, EPR declined the invitation.

EFFICIENCY                   EPR GENERATED OVER $55 MILLION IN REVENUES    BRT GENERATED LESS THAN $11 MILLION IN
                             IN 2000 WITH ONLY 6 EMPLOYEES. EPR's          REVENUES DURING ITS LAST FISCAL YEAR WITH
                             administrative expenses in 2000 were less     10 EMPLOYEES. BRT's administrative than
                             3.4% of revenues at $1.9 million.             expenses are nearly double that of EPR
                                                                           at $3.6 million, almost ten times as much
                                                                           as a percent of revenues, and include
                                                                           substantial payments to members of
                                                                           Fredric Gould's family or to entities
                                                                           controlled by Mr. Gould.

ASSETS                       EPR had total real estate assets of over      BRT had real estate assets of only $64.2
                             $500 million as of December 31, 2000.         million as of December 31, 2000,
                                                                           approximately the same size as our two
                                                                           largest properties.

LIQUIDITY AND ANALYST        EPR trades an average of 65,700 shares per    BRT trades an average of only 1,900
COVERAGE                     day on the NYSE.  EPR IS COVERED BY FOUR      shares per day on the NYSE.  BRT is
                             RESEARCH ANALYSTS, INCLUDING GOLDMAN SACHS    COVERED BY NO RESEARCH ANALYSTS.
                             AND OTHER TOP TIER INVESTMENT BANKS.

REAL ESTATE FOCUS            EPR's real estate portfolio includes 23       BRT's stated focus is on the sub-prime
                             megaplex theatre properties, combining        lending and mortgage loan market, not the
                             aspects of entertainment and retailing.       entertainment and retail properties core
                                                                           to EPR.


NOMINEES                     Scott Ward is the unanimous selection of           BRT's candidate, Fredric Gould, was
                             our nominating committee due to HIS                rejected as a candidate by our nominating
                             SIGNIFICANT RETAIL AND REAL ESTATE                 committee because HIS TRACK RECORD, AS
                             EXPERIENCE through Russell Stover                  EXHIBITED ABOVE, IS INCONSISTENT WITH THE
                             and the tremendous contributions he has            GOALS OF EPR.  We believe his candidacy
                             made as a trustee of EPR since its IPO.            is not in the best interests of our
                             We believe he will undoubtedly continue to         shareholders.
                             serve the best interests of our
                             shareholders.



         Scott Ward is a solid candidate in whom we have complete confidence, and whose interests are aligned with all shareholders. WE DO NOT WANT EPR TO BECOME ANOTHER BRT REALTY, WITH NO DIVIDENDS, LIMITED LIQUIDITY, A SMALL ASSET BASE AND CONTROLLED BY MR. GOULD'S FAMILY. These are the values represented by BRT Realty, and its candidate Fredric Gould, who is the chairman and chief executive officer of that company. Mr. Gould can claim he knows how to operate a business in the interests of all shareholders, but we believe, as you probably now do, the record is otherwise.

         As we have stated previously and continue to make clear, we are not averse to having qualified independent trustees with experience that will benefit our shareholders, as indicated by the makeup of our board. WE ARE AVERSE TO MR. GOULD SERVING AS A TRUSTEE, and believe that the person responsible for BRT's track record would only serve as a distraction to our board.

         REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN, YOUR VOTE IS IMPORTANT SO PLEASE ACT PROMPTLY. PLEASE INDICATE YOUR SUPPORT FOR OUR TRUSTEES BY RETURNING THE BLUE PROXY CARD TODAY, VOTING FOR SCOTT WARD, AND IGNORING ANY FURTHER CORRESPONDENCE FROM BRT REALTY OR MR. GOULD.

         Our trustees and management appreciate your continued support.

                                               Very truly yours,


                                               /s/ David Brain
                                               ---------------------------------
                                               David Brain

                                 # # #

       Shareholders who have questions about the upcoming annual meeting, the election of the trustee or BRT's possible offer are encouraged to contact the company's proxy solicitor, MacKenzie Partners at (800) 325-2885, or to call the company directly at (888) EPR-REIT.



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     Entertainment Properties Trust is a specialty finance company organized as a real estate investment trust (REIT) whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR. The Entertainment Properties Trust company address is 30 Pershing Road, Suite 201, Kansas City, Missouri 64108. 888-EPR-REIT. FAX 816-472-5794. The company's website is located at http://www.eprkc.com.

     Entertainment Properties Trust ("EPR") has not yet filed its solicitation/recommendation statement with the U.S. Securities and Exchange Commission relating to BRT Realty Trust's possible partial tender offer. If BRT Realty's partial tender offer is commenced, EPR will issue a solicitation/recommendation statement which will be available, along with other filed documents, at no charge on the SEC website at http://www.sec.gov or at http://www.freeedgar.com. EPR strongly advises its shareholders to read EPR's definitive proxy statement and other definitive materials which have been filed, and the solicitation/ recommendation statement and other materials when they become available, because they do and will contain important information. These documents may also be obtained for free from EPR by directing such request to:
Entertainment Properties Trust, Attention: Investor Relations, 30 Pershing Road, Suite 201, Kansas City, Missouri 64108, telephone: (888) EPR-REIT, or from MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect) or by e-mail at PROXY@MACKENZIEPARTNERS.COM.